UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 30, 2004

Electronics for Imaging, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-18805	94-3086355
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

303 Velocity Way, Foster City, CA		94404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	650-357-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On September 30, 2004, Electronics for Imaging, Inc. ("EFI") renegotiated its synthetic lease arrangement with Societe Generale Financial Corporation related to the building located 301 Velocity Way in Foster City, California.

Under the arrangement, which has a 10-year term, EFI may, at its option, purchase the facility during or at the end of the term of the lease for the amount financed under the lease of $31.73 million. EFI has guaranteed to the lessor a residual value associated with the building equal to 82% of lease financing.

EFI must meet certain financial covenant requirements related to consolidated net worth and consolidated tangible net worth as defined in the lease agreement. The covenants require EFI to maintain a minimum net worth and a minimum tangible net worth as of the end of each quarter. There is an additional covenant regarding mergers. EFI is liable to the lessor for the financed amount if it defaults on its covenants. EFI has pledged funds totaling $31.73 million that are in a LIBOR-based interest-bearing account. The pledged funds are restricted as to withdrawal at all times.

As part of the financing arrangement, EFI is required to complete a valuation of the building located at 301 Velocity Way. The valuation of the building is currently under review. Under the original lease of $43.1 million, EFI guaranteed Societe Generale an 82% residual value in the building. If the current valuation of the 301 Velocity Way building provides a value less than the residual value guarantee under the original lease, the Company will record a loss equal to the difference between the current valuation and the original lease amount. Based upon the preliminary valuation EFI expects to record a one-time pre-tax loss associated with the financing arrangement of approximately $11.4 million.

In addition EFI expects to record a one-time benefit associated with the outcome of its settlement with the IRS that will exceed the expected loss associated with the financing arrangement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibits

10.1 Amended and Restated Master Lease dated as of September 30, 2004 between Electronics for Imaging, Inc. as the Lesee and Societe Generale Financial Corporation as the Lessor.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electronics for Imaging, Inc. (Registrant)

September 6, 2004	By:	Joseph Cutts

Name: Joseph Cutts
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

EX-10..1	Amended and Restated Master Lease dated as of September 30, 2004 between Electronics for Imaging, Inc. as the Lesee and Societe Generale Financial Corporation as the Lessor